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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NetBank, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETBANK, INC.
11475 Great Oaks Way
Alpharetta, Georgia 30022

Dear Shareholder:

        You are cordially invited to attend our 2004 Annual Meeting of Shareholders, which will be held at the Embassy Suites, 5955 North Point Parkway, Alpharetta, Georgia 30022 on April 29, 2004, at 10:00 a.m., local time. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

        The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. We also will report on our operations during the past year and during the first quarter of fiscal 2004, as well as on our plans for the future.

        We are including with this Proxy Statement a copy of our Annual Report. It contains information on our operations and financial performance as well as our audited financial statements.

        Please take this opportunity to become involved in the affairs of the Company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Douglas K. Freeman Chairman and Chief Executive Officer

NETBANK, INC.

11475 Great Oaks Way
Alpharetta, Georgia 30022
(770) 343-6006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2004

        The Annual Meeting of Shareholders of NetBank, Inc. (the "Company") will be held at the Embassy Suites, 5955 North Point Parkway, Alpharetta, Georgia 30022 on Thursday, April 29, 2004, at 10:00 a.m., local time, to consider and vote upon the following matters:

  1.
  To elect and ratify the appointment of certain directors to serve for the terms indicated in the accompanying Proxy Statement.

  2.
  To approve an amendment to the Company's 1996 Stock Incentive Plan that will, among other things, increase the number of shares reserved for issuance under such Plan and place limits on the repricing of options issued under such Plan.

  3.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

  4.
  To transact such other business as may properly come before such meeting or any adjournment thereof.

        The Board of Directors has established the close of business on March 3, 2004, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        We hope you will be able to attend the meeting. To ensure that the greatest number of shareholders will be present either in person or by proxy, however, we ask that you date and sign the accompanying proxy card and return it as promptly as possible in the enclosed self-addressed envelope. No postage is required if mailed in the United States.

        If you attend the Annual Meeting in person, you may revoke your proxy at the meeting and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, you should complete and return each proxy.

By Order of the Board of Directors:

Charles E. Mapson Secretary

March 24, 2004

PROXY STATEMENT

TABLE OF CONTENTS

INTRODUCTION	1
Time and Place of the Meeting	1
Record Date and Mailing Date	1
Number of Shares Outstanding	1
VOTING AT THE ANNUAL MEETING	1
Procedures for Voting by Proxy	1
Requirements for Shareholder Approval	1
Effect of Abstentions	2
Effect of Broker Non-Votes	2
SOLICITATION OF PROXIES	2
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT	2
PROPOSAL ONE: ELECTION OF DIRECTORS	5
Annual Meeting Attendance	7
Committees of the Board of Directors	7
Compensation Committee Interlocks and Insider Participation	8
Director Compensation	8
EXECUTIVE OFFICERS	10
COMPENSATION OF EXECUTIVE OFFICERS	11
Summary Compensation Table	11
Stock Option Grants in Fiscal 2003	12
Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values	12
Employment Agreements	13
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	15
Compensation Philosophy	15
Base Salaries	15
Bonuses	15
Mid-Term Incentive Compensation	16
Long-Term Incentive Compensation	16
Benefits	16
Compensation of the Chief Executive Officer	16
Section 162(m) of the Internal Revenue Code	17
AUDIT COMMITTEE REPORT	18
PERFORMANCE GRAPH	19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
CERTAIN TRANSACTIONS	20

i

PROPOSAL TWO: APPROVAL OF THE FOURTH AMENDMENT TO THE NETBANK, INC. 1996 STOCK INCENTIVE PLAN	20
Terms of the Plan	20
Administration	20
Awards	21
Stock Incentives	21
Tax Reimbursement Payments	22
Termination of Stock Incentives	22
Reorganizations	22
Amendment or Termination	23
Benefits to Named Executive Officers and Others	23
Federal Income Tax Consequences	23
Incentive Stock Options	23
Nonqualified Options	24
Other Stock Incentives	24
Withholding Taxes	24
Shareholder Approval	25
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	25
Change in Independent Auditors	25
Audit Fees	26
DIRECTOR SELECTION AND NOMINATION PROCESS AND SHAREHOLDER COMMUNICATIONS	26
Director Selection and Nomination Process	26
Shareholder Communications	27
Shareholder Proposals	27
OTHER BUSINESS	27
EXHIBIT A: Audit Committee Charter	A-1
EXHIBIT B: Compensation Committee Charter	B-1
EXHIBIT C: Corporate Goverance Committee Charter	C-1
EXHIBIT D: Fourth Amendment to the NetBank, Inc. 1996 Stock Incentive Plan	D-1

ii

NETBANK, INC.

11475 Great Oaks Way
Alpharetta, Georgia 30022
(770) 343-6006

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 29, 2004

INTRODUCTION

Time and Place of the Meeting

        The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the Annual Meeting of Shareholders to be held on Thursday, April 29, 2004, at 10:00 a.m., at the Embassy Suites, 5955 North Point Parkway, Alpharetta, Georgia 30022, and at any adjournment of the meeting.

Record Date and Mailing Date

        The close of business on March 3, 2004, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 26, 2004.

Number of Shares Outstanding

        As of the close of business on the record date, the Company had 100,000,000 shares of common stock, $.01 par value, authorized, of which 47,114,828 shares were issued and outstanding. Each such share is entitled to one vote on all matters to be presented at the meeting.

VOTING AT THE ANNUAL MEETING

Procedures for Voting by Proxy

        If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors and ratification of the appointment of certain directors to fill vacancies, FOR the approval of the proposed amendment to our 1996 Stock Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to the Secretary of the Company, at the Company's address as listed above, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

        A quorum will be present if a majority of the outstanding shares of common stock are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, your shares may be voted for a substitute nominee selected by the Board of Directors, upon the recommendation of the Corporate Governance Committee. The proposals to approve the amendment to the 1996 Stock Incentive Plan and to ratify the appointment of the independent auditors, together with generally any other matter properly presented for shareholder approval, will require that the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present.

Effect of Abstentions

        A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter, and will therefore have no effect on the outcome of the votes on the proposals presented at the Annual Meeting.

Effect of Broker Non-Votes

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Brokerage firms that are members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors and the ratification of independent auditors. Proxies that brokers do not vote on one or more proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. Since brokers have discretion to vote on the election of directors and the ratification of the appointment of the Company's independent auditors, broker non-votes will not occur or affect the outcome of the vote on these proposals. Brokers' non-votes are possible, but will not affect the outcome, with respect to the proposal to amend the 1996 Stock Incentive Plan.

SOLICITATION OF PROXIES

        The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our soliciting material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table lists, as of the record date, the number of shares of common stock beneficially owned by (1) each current director and nominee, (2) the executive officers named in the Summary Compensation Table, (3) each person or entity known to us to be the beneficial owner of more than five percent of the outstanding common stock, based on the most recent Schedule 13G and 13D Reports filed with the Securities and Exchange Commission and the information contained in those filings, and (4) all current executive officers and directors as a group. Unless otherwise indicated, each person or entity has sole voting and dispositive power with respect to the indicated shares.

Name of Beneficial Owner		Number of Shares Beneficially Owned(1)		Percent of Class
(i)	Directors and Director Nominees
	Eula L. Adams	15,000		*
	Tamara L. Adler	15,000		*
	Stuart M. Cable	151,817		*
	Douglas K. Freeman(2)	994,705		2.11%
	Catherine A. Ghiglieri	15,000		*
	J. Stephen Heard	48,000		*
	David W. Johnson, Jr.	499,872	(3)	1.06%
	T. Stephen Johnson	614,205	(4)	1.30%
	Robin C. Kelton	97,853		*
	Thomas H. Muller, Jr.	50,814		*
	Joel A. Smith, III	38,300		*
(ii)	Non-Directors, Named Executive Officers
	Steven F. Herbert	130,775		*
	Charles E. Mapson	48,902		*
	Jerald W. McCoy	77,748		*
	William M. Ross	146,219		*
(iii)	Non-Directors, 5% Beneficial Owners
	FMR Corp.	4,763,600	(5)	9.96%
	Barclays Global Investors, N.A.	2,620,178	(6)	5.48%
(iv)	All current Executive Officers and Directors as a Group (16 persons)	2,979,362	(7)	6.32%

*
Indicates less than one percent of the shares of common stock outstanding as of the record date.

(1)
Includes the following numbers of shares subject to options exercisable within 60 days following the record date for the indicated reporting person:

Mr. Adams	15,000	Mr. D. Johnson	32,571
Ms. Adler	15,000	Mr. T. S. Johnson	15,000
Mr. Brauch	31,000	Mr. Kelton	97,853
Mr. Cable	135,407	Mr. Mapson	40,582
Mr. Freeman	550,302	Mr. McCoy	50,852
Ms. Ghiglieri	15,000	Mr. Muller	21,000
Mr. Heard	18,000	Mr. Ross	98,555
Mr. Herbert	74,677	Mr. Smith, III	36,024
(2)
Mr. Freeman is also an executive officer of the Company.

(3)
Includes 3,414 shares owned of record by Mr. D. Johnson's sister.

(4)
Includes 302,053 shares owned of record by Mr. T. S. Johnson's spouse.

(5)
According to a Schedule 13G filed with the SEC on February 17, 2004 by FMR Corp., such entity beneficially owned the indicated number of shares of NetBank common stock as of December 31, 2003. According to such Schedule 13G, such entity had sole power to vote or direct the disposition vote with respect to 1,459,000 shares and sole power to dispose or direct the disposition with respect to 4,763,600 shares. Of the indicated shares, (i) 3,304,600 shares are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser to various companies (the "Fidelity Funds"); (ii) 1,326,929 shares are beneficially owned by Fidelity Management Trust Company ("FMTC"), a wholly-owned bank subsidiary of FMR Corp. that manages various institutional accounts; and (iii) 132,071 shares are beneficially owned by Fidelity International Limited ("FIL"), an investment adviser to various international investment companies and institutional investors. FMR Corp. and its Chairman, Edward C. Johnson, 3d, have sole dispositive authority as to the shares held by the Fidelity Funds and sole voting and dispositive authority as to the accounts managed by FMTC. The shares held by the Fidelity Funds are voted by Fidelity pursuant to guidelines established by the Funds' Boards of Trustees. FIL has sole voting and dispositive authority with respect to its shares. Through their ownership of voting common shares of FMR Corp. and the execution of a shareholders' voting agreement with respect to FMR Corp., Edward C. Johnson, 3d, Abigail P. Johnson and other members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)
According to a Schedule 13G filed with the SEC on February 17, 2004, Barclays Global Investors, N.A., and its affiliates beneficially owned 2,620,178 shares of NetBank common stock as of December 31, 2003. Barclays Global Investors, N.A., reported beneficial ownership of 2,164,679 shares, including sole voting and dispositive power with respect to 1,754,961 shares. Barclays Global Fund Advisors reported sole voting and dispositive power with respect to 455,499 shares. The address of both Barclays entities described above is 45 Fremont Street, San Francisco, California 94105.

(7)
Includes 1,246,823 shares subject to options exercisable within 60 days following the record date.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Board of Directors consists of 11 members and is divided into three classes. Except for Mr. Freeman, each director has been determined to be independent of management under Nasdaq Stock Market listing standards. The director nominees and directors whose terms will continue are listed below. The ages of the director nominees and incumbent directors listed below are as of the date of the Annual Meeting. The terms to be served by the members of each class below will expire at the Annual Meeting of Shareholders in the year indicated and upon the election and qualification of their successors. Ms. Adler and Ms. Ghiglieri were appointed to fill vacancies on the Board of Directors in December 2003. Although ratification of their appointment is not required, the Company requests shareholder ratification of their appointment. Information regarding all of our current directors and nominees is presented below.

	Age	Director Since	Position
Director Nominees
Class I (For a Term Expiring in 2007)
T. Stephen Johnson	54	1996	Director
Stuart M. Cable	51	2002	Director
Joel A. Smith, III	58	2002	Director
Eula L. Adams	54	2003	Director
Incumbent Directors
Class III (For a Term Expiring in 2006)
Robin C. Kelton	69	1997	Director
Thomas H. Muller, Jr.	62	1997	Director
David W. Johnson, Jr	55	2002	Director
Tamara L. Adler	46	2003	Director
Class II (For a Term Expiring in 2005)
J. Stephen Heard	60	1996	Director
Douglas K. Freeman	53	2002	Chairman, Chief Executive Officer and Director
Catherine A. Ghiglieri	51	2003	Director

        Eula L. Adams has more than 30 years of experience in financial services and accounting. Since February 2003, Mr. Adams has served as a technology consultant to various businesses. From 1991 to 2003, he worked at First Data Corporation, serving as a senior executive vice president from 1998 to 2003. In 2000, First Data appointed him president of First Data Resources and Teleservices, two First Data affiliates. Prior to joining First Data, Mr. Adams spent 18 years with Deloitte & Touche where he became a partner and served various positions of responsibility. Mr. Adams is also a director of Solidus Networks, Inc.

        Tamara L. Adler has more than 20 years of experience in structured finance, corporate law and real estate in the United States and Europe. From July 2001 to August 2003, she was the managing director and head of the Structured Finance group within Debt Capital Markets at JP Morgan Chase. Prior to joining JP Morgan, she was at Deutsche Bank from July 1996 to July 2001. She served from July 1997 to July 2001 as the managing director and head of Deutsche Bank's European Securitization Group where she was also a member of Deutsche Bank's Global Markets Management Committee. Ms. Adler was also a partner at Hogan & Hartson, LLP in Washington, D.C. She is also a director of the PEN/Faulkner Foundation in Washington, D.C. and a trustee of e-Learning Foundation (United Kingdom).

        Stuart M. Cable is a partner with the law firm Goodwin Procter LLP. He served as a director of Resource Bancshares Mortgage Group, Inc. ("RBMG") from 1992 until its acquisition by the Company on March 31, 2002, at which time he became a director of the Company.

        Douglas K. Freeman has served as Chief Executive Officer of the Company since March 31, 2002, and as Chairman since January 29, 2003. From January 2000 to March 31, 2002, he served as Chief Executive Officer of RBMG, which was acquired by the Company on March 31, 2002. From April 1999 to January 2000, he served as President of Bank of America Consumer Finance Group, a division of Bank of America, N.A., managing the bank's consumer lending and finance business.

        Catherine A. Ghiglieri has 30 years of experience in banking regulation. She currently serves as president of Ghiglieri & Company, a management consulting firm she founded four years ago after an extensive bank regulatory career. Ms. Ghiglieri served as Texas Banking Commissioner from 1992 to 1999 and was responsible for the supervision of the third largest state banking system in the United States.

        J. Stephen Heard has 37 years experience in the information systems industry, including a 30-year career in management, sales and systems engineering with IBM, from which he is retired. He has provided management and information system consulting services to, and participated in the development of, businesses in the industry, having served as President of Heard Systems, Inc. and Vice President, Hartford Computer Group.

        David W. Johnson, Jr. has served as a director of the Company since March 31, 2002. He served as a director of RBMG from 1992 to March 31, 2002, and in various capacities with RBMG from 1992 until his retirement in 2000, including Chief Operating Officer (May 2000 through November 2000), President (September 1999 through May 2000), Chief Executive Officer (October 1999 through January 2000), Vice Chairman (1992 to 1999) and Managing Director (1993 to 1999).

        T. Stephen Johnson served as non-executive Chairman of the Board from the inception of the Company in February 1996 until January 29, 2003, when he was named Chairman Emeritus. He is Chairman of T. Stephen Johnson & Associates ("TSJ&A"), a bank consulting firm located in Roswell, Georgia. The firm specializes in mergers, acquisitions and regulatory consulting. TSJ&A has served as advisor and consultant in the formation of approximately 70 banks in the southeastern United States. Mr. Johnson served in a management capacity for two large Atlanta banks before forming TSJ&A in 1987. Mr. Johnson also serves as Vice Chairman of Florida Banks, Inc., a bank holding company, Chairman of Directo, Inc., a card payment and processing company, and Chairman of Teamstaff, Inc., a publicly traded employee staffing company. In addition, he is principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of banks, and TSJ Advisory Group, an investment advisory company.

        Robin C. Kelton is Chairman and Chief Executive Officer of Kelton International, Ltd., an investment banking firm formed in January 1996 specializing in the banking and insurance industries. He is founder and former Chairman and Chief Executive Officer of the Fox-Pitt, Kelton Group and Fox-Pitt, Kelton, Inc. In addition, he is Chairman of Thomas Murray Limited, a financial services company, Chairman of Findlay Park Investment Management, Ltd. and Eagle & Dominion Asset Management, Ltd., both fund management companies, and Executive Chairman of Financial Centre Corporation, the St. Lucia offshore financial center. Mr. Kelton is also a director of Directo, Inc., of Atlanta, Georgia.

        Thomas H. Muller, Jr. has served as Executive Vice President and Chief Financial Officer of SpectRx, Inc., a medical device company, since December 1996. Mr. Muller has also served as

President of Muller & Associates, a firm providing financial management services to entrepreneurial enterprises, since 1992 and served as Chief Financial Officer of Nurse On Call, Inc., a healthcare software company, from 1993 to 1996.

        Joel A. Smith, III has served as the Dean of the Darla Moore School of Business at the University of South Carolina since October 2000. From June 1998 until his retirement in August 2000, Mr. Smith was President of the East Region of Bank of America, N.A. For more than three years prior to June 1998, Mr. Smith was President of NationsBank of the Carolinas. Mr. Smith is also a director of Avanex Corporation and Carolina National Bank. He also served as a director of RBMG from January 2001 to March 31, 2002.

Annual Meeting Attendance

        The Company does not have a formal policy regarding director attendance at annual shareholders' meetings; however, all of the directors then in office attended the 2003 Annual Meeting of Shareholders.

Committees of the Board of Directors

        The Board of Directors conducts its business through meetings of the full Board and of various committees, including those described below. In 2003, each director attended at least 75% of all meetings of the full Board of Directors and of each committee of which he or she was a member during his or her term.

        Executive Committee.    The Board of Directors has established an Executive Committee, which has the authority to consider and act on behalf of the Board on important matters between scheduled director meetings unless specific Board action is required or unless otherwise restricted by our Articles of Incorporation or Bylaws or by action of our Board of Directors. The Executive Committee currently consists of Messrs. Freeman (Chairman), T.S. Johnson, Muller, Smith and Cable. The Committee met three times during 2003.

        Audit Committee.    The Board of Directors has also established an Audit Committee, which selects and engages the independent public accountants to audit the Company's annual financial statements and pre-approves all allowable audit services and any special assignments given to the accountants. The Audit Committee also determines the planned scope of the annual audit, any changes in accounting principles, the effectiveness and efficiency of the Company's internal accounting staff and the independence of the Company's external auditors. The Audit Committee currently consists of Messrs. Muller (Chairman), D. Johnson, and Adams. The Committee met twelve times during 2003. The Audit Committee's Charter is attached hereto as Exhibit A and is also posted on the Company's Web site at www.netbank.com, within the Corporate Governance section under "About NetBank". The Board of Directors has determined that each member of the Audit Committee is independent in accordance with Nasdaq Stock Market standards and applicable SEC regulations. None of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that Messrs. Muller and Adams meet the criteria specified under applicable SEC regulations for an "audit committee financial expert" and that all of the Committee members are financially sophisticated.

        Compensation Committee.    The Board of Directors has established a Compensation Committee, which sets the compensation for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The Compensation Committee currently consists of Messrs. Smith (Chairman) and Cable and Ms. Ghiglieri, each of whom is independent under Nasdaq Stock Market listing standards. The Committee met five times during 2003. The Compensation Committee's Charter is attached hereto as Exhibit B and is also posted on the Company's Web site at www.netbank.com, within the Corporate Governance section.

        Corporate Governance Committee.    The Board of Directors has established a Corporate Governance Committee, which also serves as the nominating committee. The Committee's responsibilities include nomination of directors, appointment of directors to committees, the designation of committee chairpersons, director evaluation and compensation, monitoring of the Company's compliance with the corporate governance principles of the Sarbanes-Oxley Act of 2002 and applicable stock exchanges and the monitoring of standards relating to ethics, conflicts of interest, independence, confidentiality and insider trading. The Corporate Governance Committee also reviews the terms of any related party transactions. The Corporate Governance Committee currently consists of Mr. Cable (Chairman) and Ms. Adler, each of whom is independent under Nasdaq Stock Market listing standards. The Committee met three times during 2003. The Corporate Governance Committee's Charter is attached hereto as Exhibit C and is also posted on the Company's Web site at www.netbank.com, within the Corporate Governance section.

        The Board of Directors may from time to time establish other committees. The Board of Directors does not have a separate nominating committee given that its functions are charged to the Corporate Governance Committee.

Compensation Committee Interlocks and Insider Participation

        During 2003, the Compensation Committee was comprised of Messrs. Smith, Cable and Muller (through December 14, 2003) and Ms. Ghiglieri (from December 15, 2003). None of these persons has served as an executive officer of the Company. During 2003, no executive officer of the Company served as a director or member of the Compensation Committee of any other entity of which Messrs. Smith, Cable, Muller or Ms. Ghiglieri served as an executive officer.

Director Compensation

        In 2003, the Corporate Governance Committee commissioned an independent consultant review of director compensation. Since April 2003, our non-employee directors have received a $1,000 fee per board meeting attended and $5,000 per quarter for their services as directors. Audit Committee members receive $2,000 per meeting attended. Compensation Committee and Corporate Governance Committee members receive $1,000 per meeting attended. In addition, the Chairmen of the Compensation and Corporate Governance Committees receive an annual stipend of $3,000. The Chairman of the Audit Committee receives an annual stipend of $20,000. Non-employee members of the Board of Directors and Risk Committee of NetBank, a federal savings bank, the Company's banking subsidiary (the "Bank") receive $1,000, respectively, per meeting attended. The fee may be paid in cash or the equivalent number of shares of Company common stock. We may also reimburse directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors.

        At the Board meeting held in conjunction with the annual shareholders' meeting on April 24, 2003, all of the directors except Mr. Freeman were granted options to purchase 5,000 shares of common stock at an exercise price of $10.75 per share. The options vested immediately on the date of grant. On February 25, 2004, the Board of Directors approved the increase of such annual option grants to 10,000 shares. We expect that such grants to directors will be made on an annual basis at the Board meeting held in conjunction with each Annual Meeting of Shareholders. Effective July 1, 2003, based upon the recommendation of the Corporate Governance Committee, the Board of Directors approved a grant of options to purchase 15,000 shares of common stock to each member of the Board of Directors effective upon their initial election or appointment. Mr. Adams, Ms. Adler and Ms. Ghiglieri were granted such options effective July 1, 2003 (with respect to Mr. Adams) and December 15, 2003 (with respect to Ms. Adler and Ms. Ghiglieri) at exercise prices of $13.05 and $13.13, respectively. All options granted to directors as described in this paragraph had exercise prices equal to the fair market value of the Company's common stock on the date of grant and vested immediately on the date of grant.

        The Company has purchased certain bank owned life insurance ("BOLI") policies that insure the lives of the participants in the supplemental retirement plan. These participants include the following current directors: Messrs. Cable, Heard, D. Johnson, T.S. Johnson, Muller and Smith. The tax-free earnings from these policies will be used to offset the expense associated with the supplemental retirement plan for each of the aforementioned directors. The total premium cost to the Company is $14,535,000, of which $2,325,000 was paid in 2003, representing the second and final payment for total premium. The Company has discontinued the supplemental retirement plan for new directors as of April 24, 2003.

        The Board of Directors recommends a vote FOR each of the Class I director nominees listed above and FOR ratification of the appointments of Ms. Adler and Ms. Ghiglieri. Proxies that we receive will be voted in favor of each of the listed individuals unless your proxy is marked to the contrary.

EXECUTIVE OFFICERS

        The following persons currently serve as executive officers of the Company:

Douglas K. Freeman	Age: 53

Mr. Freeman is the Chief Executive Officer of the Company. Please refer to the section of this Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Freeman's experience.
R. Theodore Brauch	Age: 45

Mr. Brauch has served as Chief Risk Executive of the Company since April 1, 2002. From September 1999 through March 2002, Mr. Brauch was engaged as a certified financial planner by AXA Advisors, LLC in Jacksonville, Florida. From November 1987 through March 1999, Mr. Brauch held various positions with Bank of America Corporation and its predecessor, Barnett Banks, Inc., including, Director of Business Savings and Investment, General Auditor and Senior Vice President of the Consumer Finance Group.
Steven F. Herbert	Age: 47
Mr. Herbert has served as Chief Finance Executive of the Company since April 5, 2002, and of RBMG since 1995.
Charles Mapson	Age: 46

Mr. Mapson has served as Chief Legal Executive and Secretary of the Company since April 1, 2002, and Chief Legal Executive of RBMG since June 2001. Mr. Mapson was a shareholder of Akerman, Senterfitt & Eidson, P.A. from November 1999 to August 2001 and of Milam Otero Larsen Dawson & Traylor, P.A. from August 1998 through October 1999.
Jerald W. McCoy	Age: 39

Mr. McCoy has served as Chief Capital Markets Executive of the Company since April 1, 2002, and of RBMG since March 1, 2002. Mr. McCoy was Director of Risk Management & Structured Transactions of RBMG from August 2000 through February 2002. From February 1998 to July 2000 Mr. McCoy served as a Senior Vice President of Product Marketing & Dealer Services for AmSouth Bank.
William M. Ross	Age: 55

Mr. Ross has served as Chief Strategic Initiatives Executive of the Company since April 1, 2002, and of RBMG since July 2001. Mr. Ross was Chief Sales and Fulfillment Executive of RBMG from November 2000 to July 2001. He was president of EquiCredit Corporation, a wholly owned subprime mortgage company of Bank of America, from 1998 through 2000. Mr. Ross retired from Bank of America after 23 years of service with it and its predecessors.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2003, 2002 and 2001 of our Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers at the end of 2003. None of the named executive officers was employed by the Company prior to March 31, 2002.

Summary Compensation Table

Long-Term Compensation Awards
	Annual Compensation									Number of Securities Underlying Options
Name and Principal Position								Restricted Stock Awards(1)			All Other Compensation
	Year	Salary		Bonus		Other
Douglas K. Freeman Chairman and Chief Executive Officer	2003 2002	$ $	537,500 375,000	$ $	754,516 392,175	$ $	— —	$ $	165,750 0	100,000 250,000	$ $	8,901 103,449	(2) (3)
Steven F. Herbert Chief Finance Executive	2003 2002	$ $	220,500 165,375	$ $	299,031 219,436	$ $	— —	$ $	55,250 0	20,000 45,000	$ $	7,344 13,000	(2) (4)
Charles E. Mapson Chief Legal Executive	2003 2002	$ $	180,000 130,000	$ $	123,732 97,185	$ $	— —	$ $	55,250 0	15,000 35,000	$ $	7,878 2,313	(2) (4)
Jerald W. McCoy Chief Capital Markets Executive	2003 2002	$ $	225,000 168,750	$ $	308,095 296,322	$ $	— —	$ $	33,150 0	25,000 50,000	$ $	7,370 13,000	(2) (4)
William M. Ross Chief Strategic Initiatives Executive	2003 2002	$ $	225,000 168,750	$ $	257,766 297,180	$ $	— —	$ $	33,150 0	25,000 70,000	$ $	8,412 15,094	(2) (4)

(1)
The following chart lists the number of restricted stock granted to each such officer in fiscal 2003 and held as of December 31, 2003. The awards vest in equal annual increments over a four-year period beginning on February 4, 2003, the date of grant. Dividends will be paid on the restricted stock to the same extent dividends are paid on the Company's outstanding common stock generally.

Name	Number of Shares
Mr. Freeman	15,000
Mr. Herbert	5,000
Mr. Mapson	5,000
Mr. McCoy	3,000
Mr. Ross	3,000
(2)
The amount shown is comprised of (i) matching contributions under the Company's 401(k) plan in the amount of $6,500 for each such officer and (ii) supplemental long-term disability insurance premiums in the amount of $2,401, $844, $1,378, $870 and $1,912 respectively for Messrs. Freeman, Herbert, Mapson, McCoy and Ross.

(3)
Includes (i) matching contributions under the Company's 401(k) plan in the amount of $13,000, (ii) $1,708 in supplemental long-term disability insurance premiums, (iii) $5,586 for Mr. Freeman's moving expenses and (iv) $83,155, which represents the difference between $820,655, which is the price the Company paid Mr. Freeman for the purchase of his home in Columbia, SC, and

  $737,500, which is the amount of the sale price, less commissions and closing costs, that the Company received upon sale of the home.

(4)
For Messrs. Herbert, Mapson and McCoy, the amount shown represents matching contributions under the Company's 401(k) plan. For Mr. Ross, the amount shown represents $1,912 in supplemental long-term disability insurance premiums and matching contributions under the Company's 401(k) plan in the amount of $13,182.

        The tables below set forth certain information at December 31, 2003, and for the fiscal year then ended, concerning stock options granted to the officers listed in the Summary Compensation Table.

Stock Option Grants in Fiscal 2003

	Individual Grants
			Percentage of Total Options Granted to All Employees In Fiscal 2003			Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted
Name				Exercise or Base Price Per Share	Expiration Date
						5%	10%
Mr. Freeman	100,000	(2)	8.66%	$11.05	2/04/2013	$694,929	$1,761,085
Mr. Herbert	20,000	(2)	1.73%	$10.71	1/10/2013	$134,709	$341,380
Mr. Mapson	15,000	(2)	1.30%	$10.71	1/10/2013	$101,032	$256,035
Mr. McCoy	25,000	(2)	2.17%	$10.71	1/10/2013	$168,387	$426,725
Mr. Ross	25,000	(2)	2.17%	$10.71	1/10/2013	$168,387	$426,725

(1)
The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of our common stock.

(2)
Vests in five equal annual increments beginning on the date of grant.

        The following table shows the number and value of in-the-money options exercised by each executive named in the Summary Compensation Table and held by each such executive at December 31, 2003.

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

				Number of Securities Underlying Unexercised Options at December 31, 2003
						Value of Unexercised In-the-Money Options at December 31, 2003(1)
	Number of Shares Acquired On Exercise
Name
			Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Freeman	45,528	(2)	$448,286	460,302	230,000	$1,458,854	$184,000
Mr. Herbert	—		—	57,677	43,000	$192,701	$42,240
Mr. Mapson	1,800		$13,123	26,582	33,000	$74,805	$31,680
Mr. McCoy	18,211	(2)	$169,391	30,852	50,000	$51,396	$52,800
Mr. Ross	23,426	(2)	$149,011	74,555	62,000	$334,807	$52,800

(1)
The closing price of our common stock, as reported by the Nasdaq Stock Market on the last trading date of the year, December 31, 2003, was $13.35 per share. The value is calculated on the basis of the difference between the option per share exercise price and $13.35 per share, multiplied by the number of shares of common stock underlying the option for those options with an exercise price less than $13.35.

(2)
Messrs. Freeman, McCoy and Ross paid the exercise price in the form of shares withheld upon exercise and shares previously owned. The number of shares shown represents the total number of shares subject to the option exercise.

Employment Agreements

        Mr. Freeman's Employment Agreement.    Douglas K. Freeman and the Company entered into an employment agreement dated November 18, 2001, effective as of March 31, 2002, and amended as of April 1, 2002. The employment agreement provides that Mr. Freeman will serve as the chief executive officer of the Company. The employment agreement has an initial term of three years from the date of the merger, which is continually renewed each day so that it always remains a three-year term unless either party gives notice of nonrenewal.

        The Company will pay Mr. Freeman an annual base salary of not less than his annual base salary from RBMG as in effect immediately before the effective date of the agreement. As of that date, Mr. Freeman's annual base salary from RBMG was $500,000, and his current annual salary has been set at $550,000 effective as of April 1, 2003. Mr. Freeman will be entitled to participate in the Company's annual cash incentive compensation plan and will have an annual cash bonus target, referred to as his Minimum Bonus Amount, that is not less than the amount of the annual bonus earned by Mr. Freeman with respect to the last full completed period before the effective date of the agreement. Mr. Freeman's bonus for the year ended December 31, 2003, is set forth in the Summary Compensation Table.

        Mr. Freeman is also entitled to other benefits provided to similarly situated executives, including vacation, club dues and the use of a company-owned automobile. In addition, in 2002, Mr. Freeman received a relocation package, including the Company's purchase of Mr. Freeman's residence in Columbia, SC for $820,655.

        As of March 31, 2002, Mr. Freeman was granted a nonqualified option to purchase 250,000 shares of the Company's common stock at an exercise price of $16.90 per share, which was equal to the closing price per share of the Company's common stock on the last trading day prior to the effective time of the RBMG acquisition. As of March 31, 2004, the option will be 60% vested and will vest 20% per year of service thereafter. The option will become fully vested in the event that a change in control of the Company occurs. If Mr. Freeman dies or becomes disabled, his employment is terminated by the Company without cause or he voluntarily resigns for good reason or with the approval of the Company's Board of Directors, his option will become fully vested. If Mr. Freeman's employment is terminated by the Company without cause, or if he resigns for good reason or with the approval of the Board of Directors, his option will remain exercisable for the remainder of the ten-year term. If Mr. Freeman's employment is terminated for cause, the option will immediately terminate. Mr. Freeman will also receive additional equity awards commensurate with his position and at a level required to be competitive in the marketplace.

        If the Company terminates Mr. Freeman's employment without cause, or Mr. Freeman terminates his employment for good reason, the Company will be required to pay Mr. Freeman a lump sum equal to three times the sum of (a) his annual base salary, plus (b) the greater of (i) the Minimum Bonus Amount, and (ii) the maximum annual incentive bonus opportunity for which Mr. Freeman was eligible for the year in which the date of termination of employment occurs. In such event, Mr. Freeman would also be entitled to continued welfare benefits (or reimbursement for the cost of such benefits) for the greater of one year following the date of termination of employment or the unexpired portion of the term. Additionally, Mr. Freeman's outstanding equity awards would become fully vested and remain exercisable for their maximum remaining term.

        If Mr. Freeman's employment is terminated due to his death or disability, he will be entitled to receive a prorated bonus for the year of his termination. If Mr. Freeman's employment is terminated for cause or if he voluntarily terminates employment during the term without good reason, he will not be entitled to further payments under the employment agreement, except for accrued salary and any compensation and benefits payable under the terms of the Company's compensation and benefit plans.

        If any payment or benefit received by Mr. Freeman is a "parachute payment" as defined in Section 280G of the Internal Revenue Code, and as a result Mr. Freeman incurs an excise tax, the Company will pay him such additional amount as is required to put him in the same after-tax position as if no excise tax were incurred.

        During the term of employment and for twelve months thereafter, Mr. Freeman may not solicit employees of the Company or solicit customers of the Company with whom he had material dealings while he was an employee. In the event of a dispute relating to Mr. Freeman's employment, the dispute will be settled by arbitration, and the Company will be required to pay all of Mr. Freeman's legal fees and expenses, except to the extent that his claim is determined to be frivolous. The Company will be required to cause any successor to all or substantially all of the business and/or assets of the Company to assume the employment agreement.

        Other Executive Officers' Employment Agreements.    Messrs. Brauch, Herbert, Mapson, McCoy and Ross each entered into employment agreements with the Company dated as of April 1, 2002. These employment agreements are identical in all material respects, except as to base salary and incentives, which are subject to adjustment by the Board. The base salaries provided for in these employment agreements for Messrs. Brauch, Herbert, McCoy and Ross were $150,000, $220,500, $225,000 and $225,000, respectively. The Board has adjusted the base salary for Mr. Mapson to $180,000. Each employment agreement has an initial term of two years. The Compensation Committee has approved renewal of these employment agreements for an additional two-year term effective April 1, 2004. If the Company terminates the employment of any of the aforementioned executive officers, without cause, or if any executive officer terminates his employment either for cause or after the occurrence of a change in control of the Company, the Company will be required to pay such executive officer a lump sum equal to twenty-four times his average monthly compensation, which includes base salary plus maximum incentive compensation opportunity for which such executive officer was eligible for the year in which the date of termination of employment occurs. In such event, the executive officer would also be entitled to continued benefits (or reimbursement for the cost of such benefits) during the twenty-four month period following termination of employment. For purposes of these agreements, cause includes material diminution in duties, material breach by the Company or the requirement that such executive render services primarily at a location outside a 100-mile radius of the present business location of the executive.

        If any payment or benefit to be received by the executive officer is a "parachute payment" as defined in Section 280G of the Internal Revenue Code, and as a result such executive officer would incur an excise tax, the Company will pay him a reduced amount that would result in no excise tax being due.

        During the term of employment and for twenty-four months thereafter, such executive officer may not solicit employees of the Company or solicit customers or vendors of the Company with whom he had material dealings while he was an employee. In addition, these employment agreements impose restrictions on sharing of confidential and proprietary information. In the event of a dispute relating to employment, the prevailing party shall be entitled to reasonable costs and expenses, including attorneys' fees and costs. The Company will be required to cause any successor to all or substantially all of the business and/or assets of the Company to assume the employment agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        This report discusses the compensation objectives and policies applicable to our executive officers and our policy generally with respect to the compensation of all executive officers as a group for fiscal 2003 and specifically reviews the compensation established for our Chief Executive Officer during fiscal 2003.

        During 2003, the Compensation Committee consisted of Mr. Smith, III, (Chairman), Cable and Muller. As of December 15, 2003 Ms. Ghiglieri succeeded Mr. Muller on the Compensation Committee. This report is submitted by the initial 2003 members of the Compensation Committee, because only these members participated in determining the Company's compensation policies and practices during fiscal 2003. The policies and practices that governed during 2003 are discussed below.

Compensation Philosophy

        Our executive compensation program has three objectives: (1) to align the interests of the executive officers with those of our shareholders by basing a significant portion of an executive's compensation on the Company's performance, (2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by our executives. To achieve these objectives, our executive compensation program at the beginning of 2003 consisted of base salary, short-term incentive compensation in the form of a cash or a stock bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of our employees. In October 2003, the Compensation Committee approved a mid-term incentive compensation plan in the form of restricted stock.

        In determining the amount and type of compensation to be awarded to executive officers for fiscal 2003, we commissioned a study from an outside consultant as part of a review of executive compensation. The study examined compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent, assessed the competitiveness of our executive compensation program and reviewed the Company's financial performance for the previous year. We also gauged our success in achieving the compensation program's objectives in the prior year and considered the Company's overall performance objectives.

        Each element of our executive compensation program is discussed below.

Base Salaries

        Base salaries for our executive officers for fiscal 2003 are reflected in the Summary Compensation Table. In the cases of Messrs. Freeman, Brauch, Herbert, Mapson, McCoy and Ross, base salaries, which are market driven, were approved by the Compensation Committee of the Board. In addition to the factors described above that support our executive compensation program generally, we evaluated subjectively the responsibilities of the specific executive position and the individual executive's experience and knowledge in determining his or her base salary. Salaries are not based upon the achievement of any predetermined performance targets.

Bonuses

        Bonuses, which are performance driven, are intended to motivate the individual to work hard to achieve our financial and operational performance goals or to otherwise motivate the individual to aim for a high level of achievement in the coming year. For fiscal 2003, we awarded bonuses in cash and/or stock based on a combination of factors, primarily the Company's 2003 financial performance. The individual's performance with respect to other departmental and individual goals is also a minor component. For 2003, we applied a rigorous formula that, in the case of executive officers, was heavily weighted toward the Company's performance in terms of earnings per share and return on equity.

Bonuses are normally awarded in the first quarter of the year following the year for which performance is measured. In 2004, we paid the bonuses indicated in the Summary Compensation Table to executive officers identified based upon the formula described above with respect to performance in 2003. We also granted restricted stock shown in the Summary Compensation Table for specific individual contributions in connection with the integration of the operations of the Company and RBMG.

Mid-Term Incentive Compensation

        On October 9, 2003, the Compensation Committee approved a mid-term incentive compensation plan for executives. This plan is administered as part of the 1996 Stock Incentive Plan and is designed to align the longer-term strategic operational and financial success of the Company directly with those of our shareholders by awards in the form of restricted shares. The awards are based upon meeting certain targets in overall earnings per share and target earnings per share in the strategic areas of retail banking, financial intermediary and transaction processing. Awards to executive officers under this plan were made subject to approval by shareholders of the proposal to amend the Company's 1996 Stock Incentive Plan, as described below in this Proxy Statement.

Long-Term Incentive Compensation

        Our long-term incentive compensation is based upon our 1996 Stock Incentive Plan. We believe that placing a portion of executives' total compensation in the form of stock options and restricted stock achieves three objectives. It aligns the interest of our executives directly with those of our shareholders, gives executives a significant long-term interest in the Company's success and helps us retain key executives. In determining the number and terms of options to grant an executive, we primarily consider subjectively the executive's past performance (or, in the case of a new executive, his or her knowledge, and experience and the degree to which we can recruit executives with similar skills) and the degree to which an incentive for long-term performance would benefit the Company. Based on our subjective evaluation of these factors, we granted the options described in the Summary Compensation Table to the executive officers named in that table.

        Until February 2003, the Company had never granted any stock appreciation rights, restricted stock or stock incentives other than stock options. On February 4, 2003, the Company issued restricted stock awards for a total of 45,000 shares to various officers, including some of the executive officers of the Company. Each restricted stock award vests in increments of 25% each year over a four-year period beginning on February 4, 2003, the date of grant.

Benefits

        We believe we must offer a competitive benefits program to attract and retain key executives. We provide the same medical and other benefits to our executive officers that are generally available to our other employees.

Compensation of the Chief Executive Officer

        On November 18, 2001, we entered into an employment agreement with Mr. Freeman, our current Chief Executive Officer. The agreement, effective March 31, 2002, is described in "Executive Compensation—Employment Agreements" above.

        We completed a review of the Chief Executive Officer's compensation to determine the competitiveness of his compensation due to the Company's new configuration. Based upon a study from an outside consultant in connection with such review, we set Mr. Freeman's salary at $550,000, effective April 1, 2003, and we set his maximum potential bonus opportunity at 150% of his salary. During fiscal year 2003, we granted Mr. Freeman 15,000 shares of restricted stock. In February 2004, we also granted Mr. Freeman 100,000 options at $11.40 per share.

Section 162(m) of the Internal Revenue Code

        It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible by companies beginning in 1994. We have reviewed these issues and have determined that a portion of compensation payable to Mr. Freeman for fiscal 2003 equal to $287,000 is non-deductible. Our 1996 Stock Incentive Plan limits to $100,000 the aggregate fair market value of incentive stock options that may be exercisable for the first time by any individual in a single year.

February 24, 2004

Submitted by:	THE COMPENSATION COMMITTEE
Joel A. Smith III, Chairman Stuart M. Cable Thomas H. Muller, Jr. (former member)

AUDIT COMMITTEE REPORT

        At the beginning of 2003, the Audit Committee consisted of Messrs. Muller (Chairman), W. James Stokes and D. Johnson. As of July 1, 2003, Mr. Stokes was succeeded by Mr. Adams.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90). In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1) and considered the compatibility of nonaudit services with the auditors' independence.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Company's 2003 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

March 10, 2004	Submitted by:	THE AUDIT COMMITTEE
Thomas H. Muller, Jr., Chairman David W. Johnson, Jr. Eula L. Adams

PERFORMANCE GRAPH

        The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from December 31, 1998 to December 31, 2003. The Performance Graph assumes reinvestment of dividends, where applicable.

	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
NetBank, Inc.	$100	$202	$72	$114	$106	$147
Nasdaq Bank Stock Index	$100	$92	$106	$116	$121	$158
Nasdaq Stock Market (U.S.) Index	$100	$186	$113	$89	$61	$91

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 2003, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except for one late report for each of Messrs. Freeman, McCoy and Ross, which for Mr. Freeman covered three transactions totaling 45 shares, for Mr. McCoy covered six transactions totaling 44 shares, and for Mr. Ross covered six transactions totaling 233 shares. All of these shares were purchased shares through dividend reinvestment that did not get reported timely.

CERTAIN TRANSACTIONS

        Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2003. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2003. All outstanding loans and other transactions with our directors, officers and principal shareholders were made in accordance with applicable law and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features.

        On April 23, 2002, the Bank entered into an Account Relationship and Processing Agreement with Directo, Inc., providing for the processing of certain deposit accounts established for employees of clients of Directo. The employees that participate in the Directo program maintain deposit accounts at the Bank that are accessible only through debit card transactions. Directo has funded an escrow account at the Bank to cover any potential transactional losses by the Bank connected with the program. During 2003, fees from the participant employees in the amount of $984,750 collected by the Bank on behalf of Directo were paid to Directo, after deduction of $58,640 in fees due to the Bank. Mr. T.S. Johnson and Mr. Kelton are directors of Directo. Each holds less than 10 percent of its capital stock. The Bank has begun the process of terminating its relationship with Directo.

PROPOSAL TWO
APPROVAL OF THE FOURTH AMENDMENT TO THE NETBANK, INC.
1996 STOCK INCENTIVE PLAN

        The NetBank, Inc. 1996 Stock Incentive Plan (the "Plan") was originally adopted by the Board of Directors on November 25, 1996, and approved by the shareholders of the Company on January 10, 1997.

        The Board of Directors originally reserved 12,000 shares of the Company's common stock for issuance pursuant to awards granted under the Plan. As a result of prior amendments and stock splits, 7,500,000 shares of the Company's common stock are currently reserved for issuance pursuant to awards made under the Plan. The Board of Directors recently approved the Fourth Amendment to the Plan, which increases the number of shares reserved from 7,500,000 to 9,500,000, subject to adjustment as provided in the Plan, and places certain restrictions relating to the granting of awards and respecting future Plan Amendments. Of the 2,000,000 shares of common stock added by the Fourth Amendment, no more than fifty percent (50%) of such shares will be granted as performance unit awards, phantom or stock awards. At the Annual Meeting, shareholders will be asked to consider and vote on the approval and adoption of the Fourth Amendment to the Plan.

        Applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), restrict the Company's ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions, which may otherwise be associated with the grant of nonqualified stock options under Code Section 162(m).

        The following description of the Plan is qualified in its entirety by reference to the applicable provisions of the Plan. The Fourth Amendment to the Plan is attached hereto as Exhibit D.

Terms of the Plan

Administration

        The Plan is administered by a subcommittee of the Board of Directors whose members are selected by the Board of Directors (the "Administrative Committee"). The Administrative Committee

must have at least two members. When appointing members to the Administrative Committee, the Board of Directors is guided by the disinterested standards contained in both Code Section 162(m) and Rule 16b-3 of the Securities Exchange Act of 1934, as amended. At the present time, the Compensation Committee of the Board of Directors acts as the Administrative Committee under the Plan. The Administrative Committee has the authority to grant awards under the Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Plan. The Administrative Committee's decisions relating to the administration of the Plan and grants of equity awards shall be final and binding on all persons.

Awards

        The Plan permits the Administrative Committee to make awards of a variety of equity-based incentives, including stock awards, options to purchase shares of the Company's common stock, stock appreciation rights, dividend equivalent rights, performance unit awards and phantom shares (collectively, "Stock Incentives") to eligible officers, employees, directors, and consultants of the Company and its affiliates. These discretionary awards may be made on an individual basis or through a program approved by the Administrative Committee for the benefit of a group of eligible persons.

        The number of shares of common stock as to which any Stock Incentive is granted and to whom any Stock Incentive is granted will be determined by the Administrative Committee, subject to the provisions of the Plan. Stock Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Plan. Stock Incentives generally are not transferable or assignable during a holder's lifetime.

Stock Incentives

        Options.    The Plan provides for the grant of incentive stock options and nonqualified stock options. The Administrative Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a stock incentive agreement. Options may be made exercisable on terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Plan. The Administrative Committee may also accelerate the times at which an option may be exercised subsequent to its grant. No eligible employee may be granted during any single fiscal year rights to shares of common stock under options or stock appreciation rights, which, in the aggregate, exceed 596,250 shares of common stock. The Administrative Committee may authorize financing by the Company to assist a participant with payment of the exercise price.

        The exercise price of an option is set forth in the applicable stock incentive agreement. The Fourth Amendment provides that the exercise price of any option may not be less than the fair market value of the common stock on the date of the grant. The Administrative Committee may permit an option exercise price: to be paid in cash; by the delivery of previously-owned shares of common stock; to be satisfied through a cashless exercise executed through a broker; or by having a number of shares of common stock otherwise issuable at the time of exercise withheld. The Fourth Amendment provides that the Administrative Committee may not amend an outstanding option to lower its exercise price and may not unilaterally replace an outstanding option with a subsequently granted option having a lower exercise price unless shareholders approve those actions.

        The term of an option will be specified in the applicable stock incentive agreement. The term of an incentive stock option generally may not exceed ten years from the date of grant. Subject to any further limitations in a stock incentive agreement, in the event of a participant's termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, one year will be substituted for the three-month period.

        Stock Appreciation Rights.    Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Administrative Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Administrative Committee with respect to any particular award.

        Stock Awards.    The Administrative Committee may grant shares of common stock to a participant, subject to restrictions and conditions, if any, as the Administrative Committee may determine.

        Other Stock Incentives.    Dividend equivalent rights, performance units, and phantom shares may be granted in numbers or units and subject to any conditions and restrictions as determined by the Administrative Committee and will be payable in cash or shares of common stock, as determined by the Administrative Committee.

Tax Reimbursement Payments

        The Administrative Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of a Stock Incentive.

Termination of Stock Incentives

        The terms of a particular Stock Incentive may provide that they terminate, among other reasons:

  •
  upon the holder's termination of employment or other status with respect to the Company or any affiliate of the Company;

  •
  upon a specified date;

  •
  upon the holder's death or disability; or

  •
  upon the occurrence of a change in control of the Company.

        Stock Incentives may include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. In the Administrative Committee's discretion, Stock Incentives that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of a Stock Incentive and to the provisions of the Plan.

Reorganizations

        The number of shares of common stock reserved for issuance in connection with the grant or settlement of a Stock Incentive or to which a Stock Incentive is subject, as the case may be, the exercise price of an option and the annual limit on the number of shares of common stock subject to options or stock appreciation rights that may be granted to any employee during a fiscal year are subject to adjustment in the event of any recapitalization of the Company or similar event effected without the receipt of consideration.

        In the event of specified corporate reorganizations or a change in control of the Company, Stock Incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Administrative Committee, provided that the adjustment is not inconsistent with the terms of the Plan or any agreement reflecting the terms of a Stock Incentive. The Company may also use the Plan to assume obligations previously incurred in favor of persons who are eligible to participate under the Plan.

Amendment or Termination

        Although the Plan may be amended or terminated by the Board of Directors without shareholder approval, the Fourth Amendment provides that the Board of Directors will condition any material amendment on the approval of the Company's shareholders. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of a Stock Incentive without the holder's consent.

Benefits to Named Executive Officers and Others

        As of December 31, 2003, 4,321,599 shares of common stock are subject to outstanding Stock Incentives granted under the Plan. The Administrative Committee has not yet made any determination as to which eligible participants will be granted Stock Incentives under the Plan in the future.

        The following table provides information regarding compensation plans under which equity securities of the Company are authorized for issuance. The following data is presented as of December 31, 2003.

Equity Compensation Plan Table

	(a)	(b)	(c)
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity Compensation Plans Approved by Security Holders:
1996 Stock Incentive Plan	4,321,599	$11.22	1,279,996
Equity Compensation Plans Not Approved by Security Holders:
None	N/A	N/A	N/A

TOTAL	4,321,599	$11.22	1,279,996	(1)

(1)
Total is as of December 31, 2003. The Company issued 1,005,300 options on February 2, 2004. Number of securities remaining available for future issuance under equity compensation plans is 274,696 since this issuance.

Federal Income Tax Consequences

        The following discussion outlines generally the federal income tax consequences of participation in the Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan.

Incentive Stock Options

        A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option.

The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

Nonqualified Options

        A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

        Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

        Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Other Stock Incentives

        A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the "Equity Incentives"). Generally, at the time a participant receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

        A participant will not be taxed upon the grant of a stock award if the award is subject to a "substantial risk of forfeiture," as defined in the Code. When the shares of common stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for that stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time.

Withholding Taxes

        A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of a Stock Incentive. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company's common stock or, if a participant elects with the permission of the Administrative Committee, by a reduction in the number of shares to be received by the participant under the award.

Shareholder Approval

        The Board of Directors seeks shareholder approval of the Fourth Amendment to the Plan because approval is required under the Code as a condition to incentive stock option treatment for incentive stock options granted under the Plan.

        Approval of the Fourth Amendment to the Plan requires that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal, provided a quorum is present at the Annual Meeting.

        The Board of Directors recommends a vote FOR the approval of the Fourth Amendment to the Plan.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Unless otherwise directed by the shareholders, the persons appointed as proxies will vote for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2004. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its appointment. We have been informed that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or its subsidiaries. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if they desire.

Change in Independent Auditors

        The Company's independent auditors for the year ended December 31, 2001, were Deloitte & Touche LLP. On February 28, 2002, the Company notified Deloitte & Touche LLP that the Company would dismiss Deloitte & Touche LLP as its independent external auditor and change its external auditors to Ernst & Young LLP upon completion of Deloitte & Touche LLP's audit of the Company's 2001 consolidated financial statements, which was then in process.

        Prior to such dismissal, the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specific completed or contemplated transaction or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with Ernst & Young LLP regarding the type of audit opinion that might be rendered on the Company's consolidated financial statements.

        The reports of Deloitte & Touche LLP on the Company's consolidated financial statements for the fiscal year ended December 31, 2001, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal years ended December 31, 2001, and during the subsequent interim period preceding the Company's dismissal of Deloitte & Touche LLP, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused such firm to make reference to the subject matter of the disagreement(s) in connection with its report.

Audit Fees

        The following table shows the amounts billed to the Company by its independent auditors in each of the last two fiscal years.

Category	2003(1)	2002
Audit Fees(2)	$803,471	$595,830
Audit Related Fees(3)	131,907	161,500
Tax Fees(4)	107,500	50,000
All Other Fees	0	0
TOTAL	$1,042,878	$807,330

(1)
Fees in the amount of $267,075 for fiscal year 2003 are included for matters relating to 2002 engagements. Such amounts were billed and paid by the Company in 2003. These amounts relate to additional billings related to the audit and tax engagements that were completed during 2003.

(2)
Audit fees include fees and expenses associated with the annual audit, reviews of quarterly reports on Form 10-Q, regulatory filings and statutory audits of NetBank and its subsidiaries.

(3)
Audit related fees and expenses primarily include accounting consultation and audits of employee benefit plans.

(4)
Tax fees and expenses include tax advice and tax planning assistance. All tax fees were permissible tax fees.

        The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2004.

DIRECTOR SELECTION AND NOMINATION PROCESS AND SHAREHOLDER COMMUNICATIONS

Director Selection and Nomination Process

        The Company maintains a standing Corporate Governance Committee comprised solely of independent directors who are responsible, among other things, for identifying individuals qualified to become Board members and recommending to the Board director nominees. This Committee was established in August 2002. The Committee will periodically review the size and composition of the Board and determine whether it is necessary to add or replace directors.

        Nominees for director will be selected on the basis of outstanding achievement in their careers; experience and subject matter expertise in one or more areas of the Company's operations; independence; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Board believes that each director should have, and nominees are expected to have, the capacity to obtain, a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors. The Committee considers it essential that the Audit Committee have at least one member who qualifies as an "audit committee financial expert."

        The Committee and the Board have generally relied upon Board member recommendations when selecting individuals as potential Board members. Generally, the Company will not retain a search firm to assist in the selection of directors.

        The Committee will also consider candidates for director nominees put forward by shareholders. The proposal should state how the proposed candidate meets the criteria described above and provide the minimum information set forth in the following paragraph. In addition, the shareholder must comply with the other requirements set forth below in the section entitled "Shareholder Proposals".

        The Committee will consider candidates proposed by shareholders by evaluating such candidates in the same manner and using the factors described above. The Committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders. When submitting a nomination to the Company for consideration, a shareholder must provide the following minimum information for each director nominee: full name and address, age, principal occupation during the past five years, current directorships on publicly held companies and investment companies, number of the Company's shares owned, if any, and a signed statement by the nominee consenting to serve as a director if elected. The Committee will also adhere to all applicable laws and regulations.

Shareholder Communications

        Any shareholder desiring to contact the Company's Board of Directors, or any individual director serving on the Board, may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of the Corporate Secretary, NetBank, Inc., 11475 Great Oaks Way, Suite 100, Alpharetta, Georgia 30022. Any proper communication so received will be processed by the Corporate Secretary and may, at the discretion of the Corporate Secretary using his or her judgment, be promptly delivered to each member of the Board, or, as appropriate, to the member(s) of the Board named in the communication. The Corporate Secretary determines in his or her discretion which communications are unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. In addition, any concerns relating to the Company's accounting, internal accounting controls, or auditing will be investigated and reported to the Audit Committee. All communications are compiled by the Corporate Secretary and are available for review by any director. More information regarding the Company's shareholder communication process may be found in the Corporate Governance section of the Company's Web site, at www.netbank.com.

Shareholder Proposals

        We must receive any shareholder proposals (other than for the election of directors) submitted for consideration at the next annual meeting of shareholders no later than November 26, 2004, for those proposals to be included in our 2005 proxy materials. A shareholder must notify the Company before February 9, 2005, of a proposal for the 2005 Annual Meeting that the shareholder intends to present other than by inclusion in the Company's proxy materials. If we do not receive such notice before February 9, 2005, proxies that our management solicits will confer discretionary authority upon our management to vote upon any such matter.

OTHER BUSINESS

        We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or a matter incident to the election of directors properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.

        A copy of our Form 10-K (excluding exhibits) for the year ending December 31, 2003, filed with the Securities and Exchange Commission is available to shareholders, without charge, upon written request to NetBank, Inc., 11475 Great Oaks Way, Alpharetta, Georgia 30022 (Attn: Chief Finance Executive). We will charge reproduction cost of up to 25¢ per page for any exhibits requested. In addition, a free copy including exhibits is available within the Investor Relations area of the Company's Web site at www.netbank.com.

Exhibit A

NetBank, Inc.
Audit Committee Charter

Organization

        There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of not less than three directors who are independent of the management of the corporation under applicable stock exchange and SEC rules and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a Committee member. Each Committee member shall also meet all applicable financial literacy requirements for serving on the Audit Committee. The Committee shall serve as the joint Audit Committee of both NetBank, Inc. (the "Company") and NetBank, FSB (the "Bank"). The composition of the Committee will be reviewed from time to time by the Board of Directors and members may be re-appointed at the discretion of the Board.

        One member of the Committee shall be appointed as chairman. The chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings and making regular reports to the Board. The chairman will also maintain regular liaison with the Chief Executive Officer, Chief Finance Executive, Chief Risk Executive, the lead independent audit partner, and the General Auditor.

        The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management, and the internal auditor.

Overview

        The Committee's job is one of oversight. Management is responsible for the preparation of the Company's consolidated financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

Statement of Policy

        The Audit Committee's purpose is to oversee the Company's accounting and financial reporting processes and the audit of its financial statements. The Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation. The Audit Committee's performance and composition will at all times be subject to, and in compliance with: (i) Section 10A of the Securities Exchange Act of 1934 and the rules promulgated thereunder; and (ii) regulations promulgated by any stock exchange upon which the Company's securities are traded.

Responsibilities

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the Company's accounting and reporting practices are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will:

  •
  Appoint and dismiss any independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company and its subsidiaries. The independent auditors shall report directly to the Audit Committee.

  •
  Oversee and compensate the independent auditors, including reviewing the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review an analysis prepared by the independent auditor of all critical accounting policies and significant financial reporting issues and judgments made in connection with the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and other material written communications between the independent auditors and management. The Committee is also responsible for the resolution of any disagreements between management and the independent auditors.

  •
  Approve in advance any audit and permissible non-audit services provided by the independent auditors.

  •
  Obtain required reports pursuant to Independent Standards Board Standard 1, actively engage in a dialogue with the independent auditors regarding disclosed relationships or services that may affect the objectivity and independence of the auditors, and take, or recommend that the Board take, appropriate action to oversee the independence of the Company auditors.

  •
  Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the Company's accounting and financial controls, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  •
  Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

  •
  Receive, prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  •
  Review and discuss the annual audited consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations prior to inclusion contained in the Company's Annual Report on form 10-K or in the annual report to shareholders with management and the independent auditors to determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to shareholders. Any changes in accounting policies should be reviewed. The Committee will also recommend to the Board of Directors whether the audited consolidated financial statements should be included in the Company's Annual Report on Form 10-K and take all actions necessary to deliver the Audit Committee Report to be included in the Company's annual proxy statement.

  •
  Review the financial information that will be provided by the Company to: (i) the SEC in filings with that agency and (ii) to the investing public in earnings releases.

  •
  Review significant management reports prepared pursuant to federal banking laws and regulations prior to the filing of such reports with the appropriate banking agency. (This includes the annual financial statements, 10-K and Proxy Statements, and HUD, USAP, GNMA and FDICIA reports.)

  •
  Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with the Board of Directors.

  •
  Investigate and determine and receive funding for any matter brought to its attention within the scope of its duties, including payments for audit, review or attest services; compensation of advisors to the Committee and ordinary administrative expenses. The Committee may retain special legal, accounting or other consultants to advise the Committee if, in its judgment, that is appropriate.

  •
  Implement a procedure for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, with a confidential and anonymous method for submission by Company employees of concerns regarding questionable accounting or auditing matters.

Exhibit B

NetBank, Inc.
BOARD OF DIRECTORS
COMPENSATION COMMITTEE CHARTER

I. Organization

        The Compensation Committee of the Board of Directors shall consist of at least three and a maximum of five directors, each of whom shall be independent (as determined pursuant to applicable law and by the Board of Directors).

        The members of the Compensation Committee shall be elected by the Board of Directors annually and shall serve until their successors shall be duly elected and qualified. Unless a Chairman of the Compensation Committee is elected by the full Board of Directors, the members of the Compensation Committee may designate a Chairman by majority vote of the full Compensation Committee.

II. Statement of Policy

        The Compensation Committee recognizes that compensation can play an important role in attracting, retaining, and motivating the management talent, and particularly the Chief Executive Officer (the "CEO") and other executive officers, necessary for the Company to be successful in the highly competitive business environment in which it and its subsidiaries operate. The Compensation Committee will provide oversight to ensure that the compensation program of the Company as it relates to the CEO and the other executive officers is competitive and, with respect to executive officer compensation and perquisites, that it is closely related to both personal and corporate performance.

        The Compensation Committee shall assist the Board of Directors in fulfilling its fiduciary responsibility to the shareholders relating to (i) the structure and components of (x) executive compensation for the CEO and the other executive officers (ii) the review and recommendation to the Board regarding (x) the terms of material employment-related agreements and (y) the selection of the officers of the Company or any of its subsidiaries who shall be entitled to the benefits of such agreements, and (iii) the administration of any stock grant programs, and (iv) other benefit programs to the extent delegated by the Board of Directors of the Company. In so doing, it is the responsibility of the Compensation Committee to maintain free and open communication between the directors and appropriate management of the Company.

III. Responsibilities

        The Compensation Committee will, at a minimum, perform the following responsibilities:

CEO and other Executive Officer Compensation

1.
Review and approve (a) changes to the Company's executive compensation program as it relates to the CEO, including the base salary, annual incentive level, long term incentives, and other benefits, direct and indirect, that are otherwise not covered by company-wide benefit plans, (b) the CEO's recommendations regarding the base salaries and annual incentive levels for the other executive officers and any other material compensation and perquisites actions relating to the other executive officers otherwise not covered by company-wide benefit plans.

2.
Review and approve (a) any employment agreement, and any other material agreement, between the Company and any executive officer and (b) any changes to, including termination of, any employment agreement between the Company and any executive officer.

B-1

3.
On an annual basis, review and discuss with senior compensation and benefits personnel of the Company, the executive compensation program to determine whether it is properly coordinated, and take steps to modify any portion thereof that yields payments and benefits that are not reasonably related to executive performance. The Compensation Committee may, at its discretion, retain the services of outside consultants to assist in the determination of executive compensation.

4.
Periodically obtain information on executive compensation for executive officers of companies similar to the Company, including comparisons with peer companies, analyzed by size, complexity of business, and other relevant factors, and use such information in (x) determining the executive compensation program as it relates to the CEO and (y) reviewing the CEO's recommendations with respect to the executive compensation program as it relates to the other executive officers.

Stock Grant Programs

1.
To the extent delegated to the Compensation Committee, administer the stock grant programs of the Company, including the review and approval of the number of grants to be awarded under each program and the recipients entitled thereto.

2.
Periodically obtain information on stock grant programs in use by companies similar to the Company, including comparisons with peer companies, analyzed by size, complexity of business, and other relevant factors, and use such information in determining whether the terms of the stock grant programs of the Company are competitive and are reasonably designed to provide a significant incentive to the recipients thereof to contribute to the growth of the Company from the perspective of owners with an equity stake in the business.

Other Matters

1.
On an annual basis, prepare and submit its report on executive compensation for inclusion in the Company's annual proxy statement, as required by Regulation S-K promulgated by the Securities and Exchange Commission.

2.
Perform any other activities consistent with this Charter, the Company's by-laws and charter and governing law as the Compensation Committee or the Board of Directors deems necessary or appropriate. The Compensation Committee will have the sole discretion to request legal advice and counsel from the Chief Legal Executive of the Company or to retain outside counsel.

Accountability to Board of Directors

1.
Report through its Chairman to the Board of Directors following each Compensation Committee meeting.

2.
Maintain minutes or other records of Compensation Committee meetings and activities, all of which shall be submitted to the Secretary of the Company to be filed with the meeting minutes of the Board of Directors of the Company.

3.
Review and assess this Charter annually and report and make recommendations to the Board of Directors regarding revisions thereof for its approval.

B-2

Exhibit C

NetBank, Inc.
Corporate Governance Committee Charter

Purpose:    The Corporate Governance Committee is a committee of the Board of Directors formed for the purpose of ensuring that the Board of Directors is appropriately constituted and governed to meet its fiduciary obligations to the shareholders and the Company.

Responsibilities:

  1.
  Evaluate and make recommendations to the Board concerning the proposal of the Board slate for election, appointment of Directors to Board Committees and the selection of Board Committee Chairpersons, all in consultation with the Chairman and the Chief Executive Officer.

  2.
  Evaluate functioning of Board and make recommendations on establishment of special committees on ad hoc or standing basis to deal with specific issues or problems.

  3.
  Administer a periodic Board performance evaluation process designed to solicit input on the skills, attributes, consistency, and service qualifications, including director interlocks, and continuing education of existing Board members.

  4.
  Evaluate and monitor standards for directors and executive officers in the areas of ethics, confidentiality and insider trading.

  5.
  Monitor the Company's compliance with corporate governance principles established by the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and the applicable stock exchange.

  6.
  Periodically evaluate and make recommendations concerning director compensation.

  7.
  Make final determinations on issues of Director independence and conflicts of interest.

  8.
  Designate a person to lead in executive sessions of Board meetings with only non-management Board members, which sessions shall be held periodically immediately following a regularly scheduled Board meeting.

Membership and Organization:

  1.
  The Committee shall consist of no fewer than two members, and each member shall qualify as "independent" under applicable law and stock exchange rules.

  2.
  The Committee shall meet at least quarterly.

C-1

Exhibit D

FOURTH AMENDMENT TO THE
NETBANK, INC.
1996 STOCK INCENTIVE PLAN

        THIS FOURTH AMENDMENT is made as of this 18th day of March, 2004, by NetBank, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Company").

W I T N E S S E T H:

        WHEREAS, the Company maintains the NetBank, Inc. 1996 Stock Incentive Plan (the "Plan");

        WHEREAS, as a result of prior amendments to the Plan and stock splits, a total of 7,500,000 shares of Stock are currently reserved for issuance pursuant to Stock Incentives under the Plan and a maximum of 596,250 shares are permitted for such issuance to any eligible employee during a given fiscal year;

        WHEREAS, the Company desires to amend the Plan to increase the number of shares authorized for issuance thereunder and to add certain restrictions relating to the granting of awards and respecting future Plan amendments; and

        WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan, subject to the further approval of the Company's shareholders;

        NOW, THEREFORE, the Company does hereby amend the Plan as follows:

          1.     By deleting, effective as of the date first set forth above, Section 2.2 in its entirety and by substituting therefor the following:

            "2.2    Stock Subject to the Plan.    Subject to adjustment in accordance with Section 5.2, 9,500,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan. Of the 2,000,000 shares of Stock added to the Plan by the Board of Directors on March 18, 2004, no more than fifty percent (50%) of such shares may be subject to Stock Incentives in the form of Performance Unit Awards, Phantom Shares or Stock Awards."

          2.     By deleting, effective as of the date first set forth above, Section 3.2(a) in its entirety and by substituting therefor the following:

            "(a)    Option Price.    Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Option, other than the grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted. No Option granted shall contain terms that allow the Committee the discretion to

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    replace that Option with a subsequently granted Option with a lower Exercise Price and, following the grant of an Option, no amendment to the Option shall be made by the Committee to reduce its Exercise Price, except for an adjustment contemplated by Section 5.2, unless the Committee's actions have been approved by the stockholders of the Company."

          3.     By deleting, effective as of the date first set forth above, Section 5.8 in its entirety and by substituting therefor the following:

            "5.8    Termination and Amendment of the Plan.    The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall condition any material amendment on the approval of the stockholders of the Company. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive."

          4.     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Fourth Amendment.

          5.     Notwithstanding the foregoing, the adoption of this Fourth Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months of the date of the approval of the Fourth Amendment by the Board of Directors of the Company, the adoption of this Fourth Amendment shall be null and void.

        IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed on the day and year first above written.

NETBANK, INC.
/s/ DOUGLAS K. FREEMAN Douglas K. Freeman Chairman and Chief Executive Officer
ATTEST:
/s/ CHARLES E. MAPSON Charles E. Mapson Secretary

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NETBANK, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2004

The undersigned shareholder of NetBank, Inc. (the "Company") hereby appoints Charles E. Mapson and Matthew Shepherd as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Embassy Suites, 5955 North Point Parkway, Alpharetta, Georgia 30022 on Thursday, April 29, 2004, at 10:00 A.M. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

PROPOSAL 1:	To elect the nominees listed below to serve as Class I directors of the Company for a term expiring at the 2007 Annual Shareholders' Meeting and to ratify the appointments of Ms. Tamara L. Adler and Ms. Catherine A. Ghiglieri to fill vacancies.
T. Stephen Johnson Stuart M. Cable Joel A. Smith, III Eula L. Adams
	FOR all individuals listed above (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all individuals listed above.
INSTRUCTION:	To withhold authority for one or more individuals, mark "FOR" above, and write his or her name or their names in the space below:

PROPOSAL 2:	To approve the proposed amendment to the Company's 1996 Stock Incentive Plan
FOR AGAINST ABSTAIN
PROPOSAL 3:	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2004
FOR AGAINST ABSTAIN

This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the individuals listed in Proposal 1, FOR the proposed amendment to the Company's 1996 Stock Incentive Plan and FOR Proposal 3.

Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

                        Dated:                                                                               , 2004

                        (Be sure to date your Proxy)

                        Name(s) of Shareholder(s)

                        Signature(s) of Shareholder(s)

                        If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

                        Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

PLEASE RETURN PROXY AS SOON AS POSSIBLE

QuickLinks

PROXY STATEMENT
TABLE OF CONTENTS
INTRODUCTION
VOTING AT THE ANNUAL MEETING
SOLICITATION OF PROXIES
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PROPOSAL TWO APPROVAL OF THE FOURTH AMENDMENT TO THE NETBANK, INC. 1996 STOCK INCENTIVE PLAN
Terms of the Plan
Equity Compensation Plan Table
Federal Income Tax Consequences
Shareholder Approval
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
DIRECTOR SELECTION AND NOMINATION PROCESS AND SHAREHOLDER COMMUNICATIONS
OTHER BUSINESS
  Exhibit A
NetBank, Inc. Audit Committee Charter
  Exhibit B
NetBank, Inc. BOARD OF DIRECTORS COMPENSATION COMMITTEE CHARTER
  Exhibit C
NetBank, Inc. Corporate Governance Committee Charter
  Exhibit D
FOURTH AMENDMENT TO THE NETBANK, INC. 1996 STOCK INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.